Exhibit 4.1

COMMON SHARES		COMMON SHARES
$.01 PAR VALUE PER SHARE		$.01 PAR VALUE PER SHARE
THIS CERTIFICATE IS TRANSFERABLE		SEE REVERSE FOR IMPORTANT NOTICE
IN SOUTH SAINT PAUL, MN.	A MARYLAND REAL ESTATE INVESTMENT TRUST	ON TRANSFER RESTRICTIONS AND
OTHER INFORMATION
CUSIP 40426W 10 1

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN
HRPT PROPERTIES TRUST

a Maryland real estate investment trust (the “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated:

PRESIDENT	TREASURER

THE DECLARATION OF TRUST PROVIDES THAT THE NAME “HRPT PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND NO TRUSTEE, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, IN CONNECTION WITH THIS INSTRUMENT. ALL PERSONS DEALING WITH THE TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR PAYMENT OF ANY SUM OR PERFORMANCE OF ANY OBLIGATION.

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT
AND REGISTRAR

BY
AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

HRPT PROPERTIES TRUST

IMPORTANT NOTICE

PURSUANT AND SUBJECT TO THE TERMS OF THE TRUST’S DECLARATION OF TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO (THE “DECLARATION”), IS ON FILE WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, THE TRUST HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE TRUST WILL FURNISH A FULL STATEMENT OF (i) THE AUTHORITY OF THE TRUST TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY SECTION 8-203(d) OF THE MARYLAND REIT LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE DECLARATION OR IN THE BYLAWS OF THE TRUST, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING PROVISIONS WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF THE TRUST’S SECURITIES BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE TRUST’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS APPEARS IN THE DECLARATION OR BYLAWS, AS APPLICABLE, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RENEWED RIGHTS AGREEMENT DATED AS OF MARCH 10, 2004 BETWEEN THE TRUST AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUCCESSOR RIGHTS AGENT, AND ANY AMENDMENTS OR RENEWALS THEREOF (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE TRUST. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE TRUST WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON, OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

		UTMA –		Custodian
TEN COM	– as tenants in common		(Cust)		(Minor)
TEN ENT	– as tenants by entireties		under Uniform Transfers to Minors
JT TEN	– as joint tenants with right of survivorship		Act
	and not as tenants in common		(State)

Additional abbreviations may also be used though not in above list.

For value received                                                                                                                hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                                                                                           Shares

of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated	X

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.